EXHIBIT 99.1

Interchange Completes Acquisition of Inspire Infrastructure

Laguna Hills, CA, February 28, 2005 — Interchange Corporation (NASDAQ: INCX), a leading provider of local and national paid-search services, announced today that it has completed its acquisition of Inspire Infrastructure 2i AB, a Swedish Internet and wireless local-search technology company, in a share purchase transaction.

Under the terms of the definitive agreement announced February 9, 2005, the Inspire shareholders received an aggregate of $15 million in cash and will be eligible to receive up to 447,067 shares of common stock, subject to the satisfaction of certain performance criteria over the next two years. Inspire will be renamed Interchange Europe.

The acquisition will allow Interchange to offer a world-class search and advertising platform supported by the latest Internet and wireless local-search technologies in both the United States and European markets.

Interchange plans to expand their services offered to US and European customers including local and national search solutions built on proprietary Keyword DNA technology, enhanced wireless search, local-search indexing technologies, directory assistance call center technologies, and high-volume search distribution network technologies.

Inspire powers directory search services in six European countries, including services for leading European directory groups such as Findexa, World Directories, The Number 118118, and the YellowNet.co.uk brand. In the UK, Irish and Spanish markets, Inspire offers complete private-label Internet and wireless directory services that allow online media groups to offer their own turn-key branded services. Interchange Europe will be headquartered in Stockholm, Sweden with subsidiaries in London, England and Madrid, Spain.

About Interchange

Interchange Corporation (NASDAQ: INCX) provides paid-search services that enable businesses to reach consumers through targeted online advertising. Interchange serves the sponsored listings of local and national advertisers in response to consumer search requests from its Search Distribution Network. Interchange’s Local Direct™ search and advertising platform delivers geographically-targeted search results to consumers via the Web. Local Direct can be licensed to websites and search engines that provide local business information and serve local advertisers. Interchange’s new SMS LOCAL™ service delivers targeted search results by location to consumers via mobile and wireless devices. Once released from beta, SMS LOCAL will be provided as an addition to the Local Direct platform, thereby providing Local Direct clients with both Internet and nationwide wireless local-search and directory assistance services. Interchange’s local-search services are powered by the company’s Keyword DNA™ technology.

Interchange is headquartered in Laguna Hills, California, with European offices in Stockholm, Madrid, and London.

For more information on Interchange, visit the company’s website at www.interchangeusa.com.

Forward-Looking Statements: All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-

looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “plans,” “expect,” “intend” and similar expressions, as they relate to Interchange or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to integrate the operations and effectively utilize the technology of Inspire, integrate the operations and effectively utilize the technology of Inspire, our plans to develop our products and develop sales, marketing, finance and administrative functions, dependence on major advertisers, competitive factors and pricing pressures, our ability to successfully integrate our expanded infrastructure, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.